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                                                                    Exhibit 99.1


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PROXY


                                                               [MASTERCARD LOGO]



                      MASTERCARD INTERNATIONAL INCORPORATED
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 FOR THE SPECIAL MEETING OF PRINCIPAL, ASSOCIATION AND TRAVELERS CHEQUE MEMBERS
                               ON JUNE 14, 2002



The undersigned hereby constitute(s) and appoint(s) Lance L. Weaver, Robert W. Selander and Noah J. Hanft, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution of each, and with all the powers the undersigned would possess if personally present, to appear and vote all voting interests in MasterCard International Incorporated the undersigned is entitled to vote at the Special Meeting of Principal, Association and Travelers Cheque Members of MasterCard International Incorporated to be held on June 14, 2002, and at any adjournment thereof, upon the matters referred to in the Notice of Meeting and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment. The undersigned hereby revokes any proxies heretofore given and ratifies and confirms all that each of said attorneys and proxies, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of Meeting and Proxy Statement for said meeting.


This proxy when properly executed will be voted in the manner directed, or if no choice is specified, "FOR" the proposal listed on the reverse side. Discretionary authority is hereby conferred as to all other matters that may come before the meeting.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.
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SPECIAL MEETING OF PRINCIPAL, ASSOCIATION
AND TRAVELERS CHEQUE MEMBERS                                   [MasterCard Logo]
JUNE 14, 2002 AT 10:00 A.M.
At Our Offices
2000 Purchase Street
Purchase, New York 10577





                       INSTRUCTIONS FOR VOTING YOUR PROXY


                    THERE ARE THREE WAYS TO VOTE YOUR PROXY


TELEPHONE VOTING
This method of voting is available for principal, association and travelers cheque members located in the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-849-5629, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then fol-low the prerecorded instructions. Your vote will be confirmed and cast as you directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on June 13, 2002.


INTERNET VOTING
Pursuant to Section 212(c) of the Delaware General Corporation Law, principal, association and travelers cheque members may validly grant proxies over the Internet. Your Internet vote authorizes the named proxies on the proxy card to vote your interests in the same manner as if you had returned your proxy card.


Visit the Internet voting website at HTTP://PROXY.GEORGESON.COM. Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on June 13, 2002.


VOTING BY MAIL
Simply mark, sign and date your proxy card and return it in the reply envelope enclosed.

COMPANY NUMBER                                         CONTROL NUMBER

       IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL
                                YOUR PROXY CARD
                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE


     PLEASE MARK
     VOTES AS IN
[X]  THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

MASTERCARD INTERNATIONAL'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED BELOW.

1. To approve a plan of conversion that will convert MasterCard International into a non-stock corporation that is a subsidiary of a stock holding company, MasterCard Incorporated.

            FOR                   AGAINST                  ABSTAIN
            [ ]                     [ ]                      [ ]

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Principal ICA Number(s)

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Number of Current MasterCard International Member Votes

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Authorized Signature

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Date

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Type or Print Name of Person Signing

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Type or Print Title of Person Signing


Set forth below is the aggregate number of shares of class A redeemable and class B convertible common stock of MasterCard Incorporated to be owned by the member named herein immediately after the conversion and integration. The figures include the number of shares issued in connection with the Europay integration and reflect the results of the initial reallocation of shares pursuant to the new global proxy formula that is being undertaken in connection with, and as an integral component of, the conversion and integration. The member's vote is not sought for the integration.


On the closing date of the conversion and integration, you will be issued shares in respect of activity under ICA numbers that are entitled to be attributed to you as of the closing date. Accordingly, the number of shares set forth on this proxy card may be adjusted to reflect changes in the attribution of ICA numbers to principal members or the termination of principal members between the date of this proxy card and the closing date.


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Shares of class A redeemable common stock




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Shares of class B common convertible stock



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Member Name